UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   ________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         NATIONAL ASSET RECOVERY CORP.
            (Exact Name of Registrant as Specified in Its Charter)

	Nevada					04-3526451
	(State of Other Jurisdiction 		(I.R.S. Employer
	of Incorporation or Organization)	Identification Number)


	9000 Burma Road, Suite 103
	Palm Beach Gardens, FL
	(Address of Principal 			33403
	Executive Offices)			(Zip Code)

                         National Asset Recovery Corp.
                       2011 Incentive Compensation Plan
_____________________________________________________________________________
                            (Full title of the plan

                               William G. Forhan
                          9000 Burma Road, Suite 103
                            Palm Beach Gardens, FL
                    (Name and address of agent for service)

                                (561) 932-1422

                                With a copy to:
                             The Sourlis Law Firm
                           Virginia K. Sourlis, Esq.
                               214 Broad Street
                            Red Bank, Nevada 07701
                              www.SourlisLaw.com
                           Telephone: (732) 530-9007
                           Facsimile: (732) 530-9008
         (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer		[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

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                        CALCULATION OF REGISTRATION FEE

Title of each class of 		Amount to be 	Proposed maximum offering 	Proposed maximum aggregate 	Amount of registration
securities to be registered	registered(2)	price per share(1)		offering price(1)		fee

Common Stock			8,200,000	$0.06				$492,000			$36.00

(1)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purposes of calculating the registration fee based on the closing sales price ($0.06) of our Common Stock on December 2, 2010, a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2)	This Registration Statement shall also cover any additional shares of
Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission, or the Commission.

                                       2
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by us with the Commission are incorporated herein by reference:

1.	The Registrant's Current Report on Form 8-K (File No. 333-150135) for
the reportable event dated August 27, 2010, filed on August 30, 2010 and as amended on September 1, 2010, including all material incorporated by reference therein;

2.	The Registrant's Preliminary Information Statement on Schedule 14C (File
No. 333-150135) filed on September 1, 2010, including all material incorporated by reference therein;

3.	The Registrant's Definitive Information Statement on Schedule 14C (File
No. 333-150135) filed on September 13, 2010, including all material incorporated by reference therein;

4.	The Registrant's Current Report on Form 8-K (File No. 333-150135) for
the reportable event dated October 6, 2010, filed on October 13, 2010, including all material incorporated by reference therein;

5.	The Registrant's Current Report on Form 8-K (File No. 333-150135) for
the reportable event dated October 19, 2010, filed on October 25, 2010, including all material incorporated by reference therein;

6.	The Registrant's Quarterly Report on Form 10-Q (File No. 333-150135) for
the quarter ended September 30, 2010, filed November 2, 2010, including all material incorporated by reference therein;

7.	The Registrant's Current Report on Form 8-K (File No. 333-150135) for
the reportable event dated November 4, 2010, filed on November 8, 2010, including all material incorporated by reference therein;

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                       3
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Item 4. Description of Securities.

The Company's authorized capitalization consists of 200,000,000 shares of Common Stock, par value $0.001. The capital stock of this corporation is nonassessable and not subject to assessment to pay the debts of the Company.

Common Stock may be issued by the Board with or without the consent of stockholders. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Pursuant to the Articles of Incorporation and By-Laws of the Company, the Company may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Nevada Law

Nevada law also provides for discretionary indemnification for each person who serves as or at the Company's request as an officer or director. The Company may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful (Nevada Revised Statutes 78.7502).

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Company shall indemnify any director, officer and employee as follows: Every director, officer, or employee shall be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Company. The Company shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the Company's request as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

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Insofar as indemnification for liabilities arising under the Securities Act of
1933, as amended, may be permitted to the Company's directors, officers and controlling persons pursuant to the provisions above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by one of the Company's directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Company's directors, officers, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and it will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

No response is required under this item.

Item 8. Exhibits.

                                 EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and Consent of The Sourlis Law Firm

10.1	2011 Incentive Compensation Plan

23.1	Consent of Malcolm L. Pollard, CPA

24	Power of Attorney (included on signature page).	2010 Incentive
	Compensation Plan

Item 9. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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(2)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of December, 2010.

 					NATIONAL ASSET RECOVERY CORP.

					By: /s/ WILLIAM G. FORHAN
					William G. Forhan
					Chief Executive Officer
					Chief Financial Officer
					(Principal Executive Officer,
					Principal Financial Officer,
					Principal Accounting Officer and
					Controller)

                                       6
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                               POWER OF ATTORNEY

                      KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of National Asset Recovery Corp., a Nevada corporation, do hereby constitute and appoint William G. Forhan, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title					Date

/s/ WILLIAM G. FORHAN	Chief Executive Officer,		December 8, 2010
William G. Forhan	Chief Financial Officer
			(Principal Executive Officer
			and Chief Financial Officer,
			Accounting Officer and Controller)

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